Exhibit 99.2

Schedule of Registrant's Independent Contractors and the Number of Shares Issued to Pursuant to their Respective Independent Contractor Agreement with Registrants.

Name	Total Compensation	Total Shares
Alvarez Jr, Mario	$139,938.03	3,833,919
Alvarez, George	$201,094.88	5,509,449
Alvarez, Kimberly	$11,986.83	328,406
Alvarez, Nathan	$12,666.62	347,031
Alvarez, Stephanie	$8,591.88	235,394
Arana, Jose A	$59,824.22	1,639,020
Bursztyn, Leon	$33,145.99	908,109
Chen, Robert	$23,316.68	638,813
Gutierrez, Isidoro	$237,309.65	6,501,634
Gutierrez, Jaysen	$16,307.66	446,785
Gutierrez, Richard	$47,458.72	1,300,239
Hobbs, Kenneth	$64,485.54	1,766,727
Hoopes, Tim	$46,631.38	1,277,572
Jones, Leslie A	$12,130.74	332,349
Lobdell, Henry	$60,798.75	1,665,719
Matula, Tim	$26,560.46	727,684
McEwen, Sean	$85,522.21	2,343,074
Mulligan, Susan	$43,544.91	1,193,011
Pastor, Ivan	$3,183.87	87,229
Pickard, Kevin	$25,000.00	684,932
Schwarz, Oliver	$107,082.98	2,933,780
Smith, Steve O	$44,962.03	1,231,836
Truebenbach, Paul	$3,000.00	82,192
Trujillo, Carlos	$88,769.71	2,432,047
Waggoner, Kenneth	$94,399.61	2,586,291
Weygand, Bob	$23,848.50	653,384
Yang, James (Shih-Hsiung)	$53,999.99	1,479,452

Totals	$1,575,561.83	$43,166,078